INVESCO COMMODITIES STRATEGY FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:          7/31/2011
FILE NUMBER :               811-05426
SERIES NO.:                 35

72DD.             1  Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                       $  1,933
                  2  Dividends for a second class of open-end company shares
                     (000's Omitted)
                     Class B                       $    217
                     Class C                       $    160
                     Class R                       $      2
                     Class Y                       $    139
                     Institutional Class           $      -

73A. Payments per share outstanding during the entire current period: (form nnn.nnnn)
                  1  Dividends from net investment income
                     Class A                         0.4955
                  2  Dividends for a second class of open-end company
                     shares (form nnn.nnnn)
                     Class B                         0.4014
                     Class C                         0.4014
                     Class R                         0.4641
                     Class Y                         0.5226
                     Institutional Class             0.4888

74U.              1  Number of shares outstanding (000's Omitted)
                     Class A                          3,660
                  2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                            417
                     Class C                            461
                     Class R                             10
                     Class Y                            253
                     Institutional Class                  3

74V.              1  Net asset value per share (to nearest cent)
                     Class A                       $  22.13
                  2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                       $  21.83
                     Class C                       $  21.87
                     Class R                       $  22.04
                     Class Y                       $  22.24
                     Institutional Class           $  22.32